Exhibit 10.2

M/I HOMES, INC.
2009 LONG-TERM INCENTIVE PLAN

STOCK UNITS AWARD AGREEMENT
FOR DIRECTORS

M/I Homes, Inc. (the “Company”) hereby grants to the undersigned Participant the following Other Stock-Based Award in the form of stock units (“Stock Units”) pursuant to the terms and conditions of the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “Plan”) and this Stock Units Award Agreement (this “Award Agreement”).

1.	Name of Participant:

2.	Grant Date

3.	Total Number of Stock Units Granted:

4.	Settlement of Stock Units:

A. Form of Settlement
On the Settlement Date (as defined in Section 4.B. below), the Participant will receive one Share for each Stock Unit granted under this Award Agreement (plus one Share for each additional Stock Unit, if any, that has accrued under Section 5.B. of this Award Agreement); provided, however, that any fractional Stock Unit will be cancelled without any consideration to the Participant.

B. Time of Settlement
Within sixty (60) days following the date of the Participant’s separation from service (within the meaning of Section 409A of the Code), the Participant will receive the Shares described in Section 4.A. of this Award Agreement.  The date of such settlement of the Stock Units is hereinafter referred to as the Settlement Date.

5. Shareholder Rights:

A. Voting	The Participant will not be entitled to exercise any voting rights associated with the Shares underlying the Stock Units prior to the settlement of the Stock Units on the Settlement Date.

B. Dividends
If any cash dividend is declared and paid after the grant date (as described in Section 2 above) but prior to the Settlement Date with respect to the Shares underlying the Stock Units then held by the Participant under this Award Agreement, the Participant will be credited with that number of additional Stock Units equal to the quotient of (i) the product of (a) the number of Stock Units then held by the Participant under this Award Agreement, multiplied by (b) the amount of the cash dividend paid per Share, divided by (ii) the Fair Market Value of a Share on the date the dividend is paid.

6. Effect of Plan:
The Stock Units are subject in all cases to the terms and conditions set forth in the Plan, which are incorporated into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.  All capitalized terms that are used in this Award Agreement but are not defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan.

7. Acknowledgment:	By signing below, the Participant acknowledges and agrees that the Stock Units are subject to all of the terms and conditions of the Plan and this Award Agreement.

8. Counterparts:	This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

PARTICIPANT

[Insert Name]
Date:

M/I HOMES, INC.

[Insert Name]
[Insert Title]
Date: